SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-BIOVERIS CORPORATION
          GABELLI FOUNDATION
                       6/07/07           10,000            21.3800
          GAMCO ASSET MANAGEMENT INC.
                       6/08/07           10,000            21.3900
                       6/08/07            1,969            21.3700
                       6/07/07           20,031            21.3810
                       6/06/07            2,500-           21.3700
          GABELLI FUNDS, LLC.
              THE GABELLI GLOBAL DEAL FUND
                       6/08/07          100,000            21.3990
              GABELLI ABC FUND
                       6/08/07           36,000            21.3800
                       6/07/07           58,400            21.3798
                       6/06/07            2,600            21.3700
                       6/05/07           38,100            21.3700

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.